EXHIBIT 99.1

4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contact:	Investor Contact:
David Morris	Jody Burfening / Chris Witty
BlueLinx Holdings Inc.	Lippert/Heilshorn & Associates, Inc.
(866) 671-5138	(212) 838-3777
cwitty@lhai.com
FOR IMMEDIATE RELEASE
BLUELINX ANNOUNCES SECOND QUARTER RESULTS
ATLANTA, GA, August 8, 2005 — BlueLinx Holdings Inc. (NYSE: BXC), a leading distributor of building products in North America, today reported financial results for the second fiscal quarter ended July 2, 2005.
Revenues for the second quarter were $1.49 billion, down 4.7% from the $1.56 billion reported for the second quarter ended July 3, 2004. This decline reflects a 4.4% increase in unit volume offset by a 9.1% decrease in prices. Net income for the second quarter was $7.8 million, or $0.25 per diluted share, compared to $29.8 million, or $0.99 per diluted share, in the prior-year period. For purposes of comparison, the 2004 second quarter statement of operations is presented on a pro forma basis, as if BlueLinx had been a stand-alone, publicly-traded entity since December 29, 2002.
Gross profit for the second quarter was $115.7 million compared to $164.1 million in the prior-year period. Gross margin fell to 7.8% from 10.5% in the second quarter of 2004, primarily reflecting a decline in structural product margins. Additionally, margins in the second quarter of 2004 were favorably impacted by strong steel markets. Selling, general, and administrative expenses in the second quarter declined by $12.4 million, primarily due to lower incentive compensation expense and reduced sales commissions. Operating income for the quarter was $23.2 million compared to $59.9 million for the second quarter last year, reflecting lower gross profit, partially offset by lower variable expenses.
For the first six months of fiscal 2005, BlueLinx reported sales of $2.84 billion, flat with last year. Gross profit for the year-to-date period was $235.0 million compared to $320.1 million in 2004, translating to gross margins of 8.3% and 11.3%, respectively, and primarily reflecting a decline in structural product margins. Selling, general, and administrative expenses in the second quarter declined by $18.4 million, primarily due to lower incentive compensation expense and reduced sales commissions. Net income was $16.2 million, or $0.53 per diluted share, versus $57.1 million, or $1.89 per diluted share, in the prior-year period. For purposes of comparison, the 2004 year-to-date statement of operations is presented on a pro forma basis, as if BlueLinx had been a stand-alone, publicly-traded entity since December 29, 2002.
“Today, we are operating in a weakening price environment, and we continue to aggressively implement our business improvement strategies” said Chuck McElrea, chief executive officer. “We are taking the steps we believe necessary to diminish the impact of price depreciation on our financial results, advancing our strategic growth initiatives and solidifying the foundation for long term growth. We continue to gain market share in the building products distribution marketplace, leveraging our diverse geographic footprint, broad product offering and extensive customer base. We have added new customer programs for specialty products, increased sales revenue from targeted accounts, signed on new industrial accounts and continued to roll out product line expansions with new and existing vendors. These achievements demonstrate the effectiveness of our value added supply chain solutions approach, particularly as a means of increasing the proportion of less price sensitive specialty products.”
Mr. McElrea concluded, “The BlueLinx management team has encountered challenging market conditions before. Based on our experience, we have put mechanisms in place to navigate through pricing cycles and designed a strategy to generate profitable growth and market share gains over time. We remain committed to our long term growth strategy and focused on increasing return on net assets by continuously creating operating efficiencies and improving working capital utilization.”
As Reported Results
As reported sales for the second quarter ended July 2, 2005 were $1.49 billion compared to $1.56 billion for the same period last year. Gross profit declined to $115.7 million from $162.6 million in the prior-year period primarily reflecting a decline in structural product margins. Net income for the second quarter of 2005 was $7.8 million compared to net income of $27.7 million for the second quarter of fiscal 2004. The company’s net income of $27.7 million for the second quarter of 2004 was achieved partially as a division of Georgia-Pacific Corporation and did not include interest expense and certain corporate overhead expenses that are included in the results for the quarter ended July 2, 2005.
On a year-to-date basis, BlueLinx reported sales of $2.84 billion, flat with last year. Gross profit was $235.0 million compared with $316.7 million in 2004; net income was $16.2 million versus $61.6 million in the prior-year period.
Basis of Presentation
This release provides unaudited financial statements for the second quarter and year-to-date periods of 2005 and 2004. For purposes of comparison, the statement of operations for the second quarter and year-to-date ended July 3, 2004 is provided on both an as reported and a pro forma basis. Last year’s pro forma results reflect the acquisition by BlueLinx of the real estate and operating assets of the building products distribution division of Georgia-Pacific and the Company’s subsequent IPO on December 14, 2004. Results have been adjusted to reflect the acquisition transaction, mortgage refinancing transaction, and offering transaction, and are presented as if BlueLinx Holdings had been a standalone entity since December 29, 2002. On a pro forma basis diluted earnings per share is calculated using 30.2 million shares. Detailed reconciliations of all pro forma adjustments are included in a presentation, to be read in conjunction with this release, which can be found on the BlueLinx web site at www.BlueLinxCo.com.
Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Daylight Time accompanied by a supporting slide presentation. Investors may listen to the conference call and download the presentation by going to the Investor Relations page of the BlueLinx web site, at www.BlueLinxCo.com. Investors will also be able to access an encore recording of the conference call for one week by calling 706-645-9291, Conference ID# 7841982. The recording will be available two hours after the conference call has concluded. Investors may, alternatively, access a recording of this call on the BlueLinx web site where a replay of the webcast will be available for 90 days.
About BlueLinx Holdings Inc.
Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing more than 3,400 people in North America, BlueLinx offers 10,000 products from over 750 suppliers to service more than 11,700 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its network of more than 60 warehouses. Additional information about BlueLinx can be found on its web site at www.BlueLinxCo.com.
Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of its control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products which we distribute; the activities of competitors; changes in significant operating expenses; changes in the availability of capital; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; general economic and business conditions in the United States; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 1, 2005, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.
- Tables to Follow -

BlueLinx Holdings Inc.
Proforma Statement of Operations
     in thousands, except per share data

	Quarters Ended		Six Months Ended
	BlueLinx	BlueLinx	BlueLinx	BlueLinx
	As Reported	Proforma	As Reported	Proforma
	July 2,	July 3,	July 2,	July 3,
	2005	2004	2005	2004

Sales:
Net sales	$1,486,976	$1,561,064	$2,838,595	$2,840,946
Cost of sales	1,371,295	1,396,946	2,603,586	2,520,880

Gross profit	115,681	164,118	235,009	320,066

Operating expenses:
Selling, general, and administrative	87,948	100,393	179,383	197,766
Depreciation and amortization	4,557	3,836	8,800	7,672

Total operating expenses	92,505	104,229	188,183	205,438

Operating income	23,176	59,889	46,826	114,628
Non-operating expenses:
Interest expense	10,656	9,470	19,990	17,833
Other expense, net	224	134	353	441

Income before provision for income taxes	12,296	50,285	26,483	96,354
Provision for income taxes	4,545	20,466	10,314	39,216

Net income	$7,751	$29,819	$16,169	$57,138

Basic weighted average number of common shares outstanding	30,186	30,185	30,170	30,185

Basic net income per share applicable to common stock	$0.26	$0.99	$0.54	$1.89

Diluted weighted average number of common shares outstanding	30,476	30,185	30,458	30,185

Diluted net income per share applicable to common stock	$0.25	$0.99	$0.53	$1.89

Dividends declared per share of common stock	$0.125		$0.25

BlueLinx Holdings Inc.
As Reported Statements of Operations
     in thousands, except per share data

	Quarters Ended		Six Months Ended
	BlueLinx	BlueLinx	BlueLinx	BlueLinx
	As Reported	As Reported	As Reported	As Reported
		(Combined)		(Combined)
	July 2,	July 3,	July 2,	July 3,
	2005	2004	2005	2004

Sales:
Net sales	$1,486,976	$1,561,064	$2,838,595	$2,840,946
Cost of sales	1,371,295	1,398,423	2,603,586	2,524,207

Gross profit	115,681	162,641	235,009	316,739

Operating expenses:
Selling, general, and administrative	87,948	106,758	179,383	201,439
Depreciation and amortization	4,557	4,061	8,800	8,492

Total operating expenses	92,505	110,819	188,183	209,931

Operating income	23,176	51,822	46,826	106,808
Non-operating expenses:
Interest expense	10,656	6,794	19,990	6,794
Other expense, net	224	134	353	441

Income before provision for income taxes	12,296	44,894	26,483	99,573
Provision for income taxes	4,545	17,223	10,314	37,940

Net income	$7,751	$27,671	$16,169	$61,633

Basic weighted average number of common shares outstanding	30,186		30,170

Basic net income per share applicable to common stock	$0.26		$0.54

Diluted weighted average number of common shares outstanding	30,476		30,458

Diluted net income per share applicable to common stock	$0.25		$0.53

Dividends declared per share of common stock	$0.125		$0.25

BlueLinx Holdings Inc.
As Reported Balance Sheets
     in thousands

	BlueLinx	BlueLinx
	As Reported	As Reported
	July 2,	January 1,
	2005	2005

Assets:
assets:
Cash	$27,197	$15,572
Receivables	509,505	363,688
Inventories	486,133	500,231
Deferred income taxes	7,455	6,122
Other assets	42,615	34,203

Total assets	1,072,905	919,816

Property, plant, and equipment:
Land and land improvements	55,916	55,573
Buildings	94,083	93,133
Machinery and equipment	50,356	41,063
Construction in progress	88	5,089

Property, plant, and equipment, at cost	200,443	194,858
Accumulated depreciation	(14,794)	(7,880)

Property, plant, and equipment, net	185,649	186,978
Other non- assets	27,953	30,268

Total assets	$1,286,507	$1,137,062

Liabilities :
liabilities:
Accounts payable	$335,147	$270,271
Bank overdrafts	42,493	32,033
Accrued compensation	8,541	18,292
Current maturities of long-term debt	124,595	94,103
Other current liabilities	13,246	13,142

Total current liabilities	524,022	427,841

Noncurrent liabilities:
Long-term debt	590,000	558,000
Deferred income taxes	762	740
Other long-term liabilities	11,798	8,989

Total liabilities	1,126,582	995,570

Shareholders’ Equity:
Common stock	302	295
Additional paid in capital	131,301	121,306
Accumulated other comprehensive income	(981)	(789)
Retained earnings	29,303	20,680

Total shareholders’ equity	159,925	141,492

Total liabilities and equity	$1,286,507	$1,137,062

BlueLinx Holdings Inc.
As Reported Statements of Cash Flows
     in thousands

	Six Months Ended
	BlueLinx	BlueLinx
	As Reported	As Reported
		(Combined)
	July 2,	July 3,
	2005	2004

Cash flows from operating activities:
Net income	$16,169	$61,633
Adjustments to reconcile net income to cash used in operations:
Depreciation and amortization	8,800	8,492
Amortization of debt issue costs	1,893	459
Deferred income tax provision (benefit)	(1,311)	6,928
Changes in assets and liabilities:
Receivables	(145,817)	(235,556)
Inventories	14,098	(144,341)
Accounts payable	64,876	278,710
Changes in other working capital	(17,446)	197
Other	1,992	(1,578)

Net cash used in operating activities	$(56,746)	$(25,056)

Cash flows from investing activities:
Acquisition of operating assets of division	—	(776,307)
Property, plant, and equipment investments	(6,323)	(1,519)
Proceeds from sale of assets	650	252

Cash used in investing activities	$(5,673)	$(777,574)

Cash flows from financing activities:
Net transactions with Georgia-Pacific Corporation	—	88,352
Issuance of preferred stock	—	95,000
Issuance of common stock, net	8,600	5,000
Proceeds from stock options exercised	38	—
Net increase in revolving credit facility	62,492	451,769
Proceeds from issuance of term loan	—	100,300
Proceeds from issuance of mortgage payable	—	100,000
Fees paid to issue debt	—	(15,192)
Increase in bank overdrafts	10,460	9,329
Common dividends paid	(7,546)	—

Net cash provided by financing activities	$74,044	$834,558

Increase in cash	11,625	31,928
Balance, beginning of period	15,572	506

Balance, end of period	$27,197	$32,434

BlueLinx Holdings Inc.
Statements of Operations
As Reported Reconciliation
     in thousands, except per share data

			Distribution	BlueLinx
	BlueLinx	BlueLinx	Division	As Reported
	As Reported	As Reported	As Reported	(Combined)
	Period from	Period from	Period from	Period from
	April 3, 2005	April 4, 2004	April 4, 2004	April 4,
	to July 2,	to July 3,	to May 7,	to July 3,
	2005	2004	2004	2004

Sales:
Net sales	$1,486,976	$955,612	$605,452	$1,561,064
Cost of sales	1,371,295	866,084	532,339	1,398,423

Gross profit	115,681	89,528	73,113	162,641

Operating expenses:
Selling, general, and administrative	87,948	61,652	45,106	106,758

Depreciation and amortization	4,557	2,317	1,744	4,061

Total operating expenses	92,505	63,969	46,850	110,819

Operating income	23,176	25,559	26,263	51,822

Non-operating expenses:
Interest expense	10,656	6,794	—	6,794
Other expense net	224	(173)	307	134

Income before income taxes	12,296	18,938	25,956	44,894

Provision for income taxes	4,545	7,386	9,837	17,223

Net income	$7,751	$11,552	$16,119	$27,671

Less: Preferred stock dividends	—	1,484

Net income applicable to common shareholders	$7,751	$10,068

Basic weighted average number of common shares outstanding	30,186	18,100

Basic net income per share applicable to common stock	$0.26	$0.56

Diluted weighted average number of common shares outstanding	30,476	19,288

Diluted net income per share applicable to common stock	$0.25	$0.52

Dividends declared per share of common stock	$0.125

BlueLinx Holdings Inc.
Statements of Operations Six Months
As Reported Reconciliation
     in thousands, except per share data

			Distribution	BlueLinx
	BlueLinx	BlueLinx	Division	As Reported
	As Reported	As Reported	As Reported	(Combined)
		Period from
	Period from	Inception	Period from	Six Months
	January 2, 2005	(March 8, 2004)	January 4, 2004	Ended
	to July 2,	to July 3,	to May 7,	July 3,
	2005	2004	2004	2004

Sales:
Net sales	$2,838,595	$955,612	$1,885,334	$2,840,946
Cost of sales	2,603,586	866,084	1,658,123	2,524,207

Gross profit	235,009	89,528	227,211	316,739

Operating expenses:
Selling, general, and administrative	179,383	62,236	139,203	201,439

Depreciation and amortization	8,800	2,317	6,175	8,492

Total operating expenses	188,183	64,553	145,378	209,931

Operating income	46,826	24,975	81,833	106,808

Non-operating expenses:
Interest expense	19,990	6,794	—	6,794
Other expense net	353	(173)	614	441

Income before income taxes	26,483	18,354	81,219	99,573

Provision for income taxes	10,314	7,158	30,782	37,940

Net income	16,169	11,196	50,437	61,633

Less: Preferred stock dividends	—	1,484

Net income applicable to common shareholders	$16,169	$9,712

Basic weighted average number of common shares outstanding	30,170	18,100

Basic net income per share applicable to common stock	$0.54	$0.54

Diluted weighted average number of common shares outstanding	30,458	19,288

Diluted net income per share applicable to common stock	$0.53	$0.50

Dividends declared per share of common stock	$0.25

BlueLinx Holdings Inc.
Statements of Cash Flows
As Reported Reconciliation
(in thousands)

				BlueLinx
	BlueLinx	BlueLinx	Distribution Division	As Reported
	As Reported	As Reported	As Reported	(Combined)
	Period from	Period from	Period from	Six Months
	January 2, 2005	Inception (March 8, 2004)	January 4, 2004	Ended
	to July 2,	to July 3,	to May 7,	July 3,

	2005	2004	2004	2004
Cash flows from operating activities:
Net income	$16,169	$11,196	$50,437	$61,633
Adjustments to reconcile net income to cash provided by (used in) operations:
Depreciation and amortization	8,800	2,317	6,175	8,492
Amortization of debt issue costs	1,893	459	—	459
Deferred income tax provision (benefit)	(1,311)	(2,255)	9,183	6,928
Changes in assets and liabilities:
Receivables	(145,817)	56,794	(292,350)	(235,556)
Inventories	14,098	1,348	(145,689)	(144,341)
Accounts payable	64,876	20,938	257,772	278,710
Changes in other working capital	(17,446)	(2,267)	2,464	197
Other	1,992	396	(1,974)	(1,578)

Net cash provided by (used in) operating activities	$(56,746)	$88,926	$(113,982)	$(25,056)

Cash flows from investing activities:
Acquisition of operating assets of division	—	(776,307)	—	(776,307)
Property, plant, and equipment investments	(6,323)	(141)	(1,378)	(1,519)
Proceeds from sale of assets	650	—	252	252

Cash used in investing activities	$(5,673)	$(776,448)	$(1,126)	$(777,574)

Cash flows from financing activities:
Net transactions with Georgia-Pacific Corporation	—	—	88,352	88,352
Issuance of preferred stock	—	95,000	—	95,000
Issuance of common stock, net	8,600	5,000	—	5,000
Proceeds from stock options exercised	38	—
Net increase in revolving credit facility	62,492	451,769	—	451,769
Proceeds from issuance of term loan	—	100,300	—	100,300
Proceeds from issuance of mortgage payable	—	100,000	—	100,000
Fees paid to issue debt	—	(15,192)	—	(15,192)
Increase (decrease) in bank overdrafts	10,460	(16,921)	26,250	9,329
Common dividends paid	(7,546)	—	—	—

Net cash provided by financing activities	$74,044	$719,956	$114,602	$834,558

Increase (decrease) in cash	11,625	32,434	(506)	31,928
Balance, beginning of period	15,572	—	506	506

Balance, end of period	$27,197	$32,434	$—	$32,434